UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 23, 2016 (December 19, 2016)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2016, we entered into a Limited Liability Company Agreement (the "Agreement") with Lakeshore Recycling Systems LLC located in Morton Grove, Illinois ("Lakeshore"), creating ECOS BIO-ART LLC, a Delaware Limited Liability Company ("LLC").  Under the terms of the Agreement, we own 95% of the LLC and Lakeshore owns 5% of the LLC.  Lakeshore made an initial capital contribution of $100.00.  We made an initial capital contribution of $100 as well.  In addition to our initial contribution of $100.00, we will contribute to the LLC, the net profit resulting from the sales of the first eight biofermentation systems.  The biofermentation systems turn organic waste into a byproduct which can be processed into a high quality organic fertilizer.

On the same date, we entered into a Supply Agreement (the "Supply Agreement") with LLC wherein we agreed to manufacture and supply equipment and products to LLC for resale or lease to Lakeshore and LLC's customers.  The amount of equipment and supplies we supply to LLC will be determined by written purchase orders from LLC to us.  LLC shall purchase and take from us, such quantities of products and equipment as LLC requests from time to time.  We are processing an initial order for an product system.  The purchase price of the initial product is $687,375.00.  LLC will be invoiced by us for the $687,375.00 which LLC will pay from immediately available funds.  The initial sales price reflects the purchase of equipment and products by Lakeshore from LLC and is evidenced by an Equipment Purchase Agreement between LLC and Lakeshore.

On December 19, 2016, Lakeshore and LLC entered into the foregoing referenced Equipment Purchase Agreement wherein LLC agreed to produce certain equipment for Lakeshore at a purchase price of $687,375.00.  Lakeshore will pay for said equipment upon installation plus an invoice from LLC.  In addition to the foregoing purchase, the Equipment Purchase Agreement provides for the purchase of additional systems.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 1 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.0003 per share.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 2 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.0025 per share.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 3 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.005 per share.

ITEM 3.02                          UNREGISTERED SALE OF EQUITY SECURITIES.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 1 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.0003 per share.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 2 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.0025 per share.

On December 19, 2016, we issued a Common Stock Purchase Warrant No. 3 to Lakeshore to purchase and amount of common stock equal to five and one-third percent (5 1/3%) of the issued and outstanding shares of our common stock. The warrant may be exercised at any time between March 31, 2017 and December 15, 2026 at an exercise price of $0.005 per share.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.	Limited Liability Company Agreement with Lakeshore Recycling Systems LLC dated December 19, 2016
10.	Supply Agreement with Lakeshore Recycling Systems LLC dated December 19, 2016
10.	Common Stock Purchase Warrant No. 1 dated December 19, 2016
10.	Common Stock Purchase Warrant No. 2 dated December 19, 2016
10.	Common Stock Purchase Warrant No. 3 dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of December 2016.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors